UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 17, 2018 (September 14, 2018)
HighPoint Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware	333-222275	82-3620361
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado		80202
(Address of principal executive office)		(Zip Code)

(303) 293-9100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On September 14, 2018, HighPoint Resources Corporation, as a guarantor (the “Company”), and its wholly owned subsidiary, HighPoint Operating Corporation, as borrower (the “Borrower”), entered into a Fourth Amended and Restated Credit Agreement (the “Restated Credit Agreement”) with certain banks and other lenders, including JPMorgan Chase Bank, N.A. as administrative agent. The Restated Credit Agreement amends and restates the Borrower’s Third Amended and Restated Credit Agreement dated as of March 16, 2010, as amended. Among other things, the Restated Credit Agreement provides for a maximum credit amount of $1.5 billion, an initial elected commitment amount of $500 million, and an initial borrowing base of $500 million. In addition, the Restated Credit Agreement extends the maturity date of the facility from April 8, 2020 to September 14, 2023, reflects improved covenant flexibility and maintains the current interest rates applicable to borrowings under the facility.

The Restated Credit Agreement contains customary financial covenants, which may limit the Borrower’s and the Company’s ability to incur additional debt or pay dividends. The Restated Credit Agreement also contains customary events of default. Any event of default, if not cured or waived in a timely manner, could result in the acceleration of the Borrower’s indebtedness under the Restated Credit Agreement.

Certain of the banks and other lenders under the Restated Credit Agreement and their affiliates have in the past provided, and may from time to time in the future provide, commercial banking, financial advisory, investment banking and other services to the Company or the Borrower.

The foregoing description of the Restated Credit Agreement is qualified in its entirety by reference to the full and complete terms of the Restated Credit Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.

On September 17, 2018, the Company issued a press release relating to the matters described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01.    Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Description of Exhibit

10.1
Fourth Amended and Restated Credit Agreement dated as of September 14, 2018 among HighPoint Operating Corporation, as borrower, the Company, as guarantor, JPMorgan Chase Bank, N.A., as administrative agent and the lenders party thereto.

99.1	Press Release, dated September 17, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 17, 2018	HIGHPOINT RESOURCES CORPORATION

		By:	/s/ Kenneth A. Wonstolen
Kenneth A. Wonstolen
Senior Vice President - General Counsel; and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1
Fourth Amended and Restated Credit Agreement dated as of September 14, 2018 among HighPoint Operating Corporation, as borrower, the Company, as guarantor, JPMorgan Chase Bank, N.A., as administrative agent and the lenders party thereto.

99.1	Press Release, dated September 17, 2018.